Exhibit 99.2

Exhibit 99.2 FEBRUARY 22, 2023 1 GLAUKOS CORPORATION (NYSE: GKOS) FOURTH QUARTER & FULL YEAR 2022 IN REVIEW Important Information This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook. Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the Additional Information section of this document. Conference Call Information Date: February 22, 2023 Time: 4:30 p.m. ET / 1:30 p.m. PT Dial-in numbers: 1-888-210-2212 (U.S.), 1-646-960-0390 (International) Confirmation ID: 7935742 Live webcast: Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link. Webcast replay: A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call. WE’LL GO FIRST Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

GLAUKOS

FEBRUARY 22, 2023

FOURTH QUARTER & FULL YEAR 2022 FINANCIAL RESULTS SUMMARY

Business Description	Ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases	
Disease Categories	Glaucoma Corneal Health Retinal Disease	
Revenue (Growth)	<u>4Q 2022</u> **$71.2 million** *(-3% vs. 4Q 2021; flat constant currency vs. 4Q 2021)*	<u>FY 2022</u> **$282.9 million** *(-4% vs. FY 2021; -2% constant currency vs. FY 2021)*
Gross Margin (Non-GAAP)	<u>4Q 2022</u> **83.6%** *(versus 84.6% in 4Q 2021)*	<u>FY 2022</u> **83.5%** *(versus 85.0% in FY 2021)*
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	**$359.8 million** as of December 31, 2022 (versus $370.7 million as of September 30, 2022)	
FY2023 Sales Guidance	FY 2023 global consolidated revenues of **$290 - $295 million** expected	

See "Statement Regarding Use of Non-GAAP Financial Measures" and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, Non-GAAP OPEX, and Non-GAAP Earnings Per Share to the most directly comparable GAAP financial measure are provided.

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FEBRUARY 22, 2023 3 Revenue Performance & Commercial Overview Global Consolidated Revenue Performance Glaukos reported fourth quarter net revenues of $71.2 million that were down 2.7% versus the fourth quarter of 2021 on a reported basis or flat on a constant currency basis versus 4Q 2021. Our fourth quarter performance reflected continued execution across our global Glaucoma and Corneal Health franchises amidst U.S. combination-cataract glaucoma headwinds associated with the 2022 Centers for Medicare and Medicaid Services (CMS) Physician Fee reimbursement cut, foreign exchange headwinds internationally, and COVID and staffing dynamics globally. For fiscal year 2022, net revenues were approximately $283 million, down 4% on a reported basis, or down 2% on a constant currency basis, compared to net revenues of approximately $294 million in 2021.

GLAUKOS
FEBRUARY 22, 2023

Franchise Revenue Performance


4Q 2022 Revenue Mix
Corneal Health
$18.3M
26%
50%
U.S.
Glaucoma
$35.4M
24%
International
Glaucoma
$17.5M


FY 2022 Revenue Mix
Corneal Health
$68.6M
24%
51%
U.S.
Glaucoma
$144.7M
25%
International
Glaucoma
$69.6M

U.S. Glaucoma

Our fourth quarter U.S. Glaucoma net revenues were $35.4 million, down 14% year-over-year versus 4Q 2021. For fiscal year 2022, U.S. Glaucoma net revenues were approximately $145 million, down 15% compared to net revenues of approximately $171 million in fiscal year 2021. Our fourth quarter and full year U.S. Glaucoma net revenues reflect a combination of macro-economic factors and the 2022 CMS final Physician Fee reimbursement cuts.

As a reminder, the CMS final rule for 2022 Medicare physician fee payment rates for services furnished in both the ambulatory surgery center and hospital outpatient settings (Final Rule) took effect on January 1, 2022. Compared to the reimbursement rates in effect for 2021, the Final Rule contained a significantly lower physician fee related to the implantation of trabecular bypass stents, such as our *iStent*® family of products, in conjunction with cataract surgery. The reduction of the physician fee had an impact on procedural *iStent* family product volumes in 2022, in conjunction with cataract surgery. These rates were not significantly modified in CMS' final rule for 2023 physician fee rates. Despite the impact of these dynamics, we were very pleased with the execution of our commercial strategies and the resiliency of our combo-cataract *iStent* franchise in the face of these reimbursement headwinds in 2022.

We remain focused on innovating and expanding the sight-saving tools available to surgeons to improve overall care for ophthalmic patients and over the course of 2022, we successfully expanded our comprehensive, best-in-class product portfolio with the introduction of several novel ophthalmic technologies, including (1) *iAccess™*, a novel instrument with features that allow customers to perform goniotomy procedures, (2) *iPRIME™*, an innovative viscoelastic delivery device, and (3) most recently, *iStent infinite*®, our novel three-stent injectable system designed to provide foundational, 24/7 intraocular pressure (IOP) control for glaucoma patients uncontrolled by prior medical and surgical therapy.

While the *iStent infinite* launch remains in its infancy, it represents a significant milestone for Glaukos and the MIGS market as the first-ever micro-invasive implantable device indicated for use as a standalone glaucoma treatment. We believe *iStent infinite* will spearhead our long-held mission to create a new Interventional Glaucoma marketplace that seeks an alternative treatment paradigm to advance patient care and to halt progression of this chronic sight threatening disease. We are bullish on *iStent infinite's* long-term prospects but would caution conservatism as you think about near-term contributions as we navigate the ordinary course process of securing coverage and payment from the various MACs through the first half of this year.

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FEBRUARY 22, 2023 5 International Glaucoma Our fourth quarter International Glaucoma net revenues were approximately $17.5 million, representing year-over-year reported growth of 11%, or 24% on a constant currency basis, versus 4Q 2021. Growth internationally during the fourth quarter was broad-based, but somewhat offset by the significant and unfavorable foreign exchange headwinds. Early launch activities of the PRESERFLO® MicroShunt® in Australia and Canada continue to go well and our overall performance in key markets highlighted the strong quarter. For fiscal year 2022, International Glaucoma net revenues were approximately $69.6 million, representing year-over-year reported growth of 14%, or 23% on a constant currency basis, versus 2021. We remain early in our penetration of the international opportunity and continue to make significant investments in our commercial sales and market access efforts in existing markets globally while selectively pursuing geographic expansion opportunistically. Corneal Health Our record fourth quarter Corneal Health net revenues were approximately $18.3 million, representing year-over-year growth of 13% versus 4Q 2021. The fourth quarter performance was driven by U.S. Photrexa® quarterly record sales of $15.3 million on year-over-year growth of 13% versus 4Q 2021, along with a continued trend of healthy new U.S. Photrexa account starts. We’ve been pleased with the continued signs of improvement following the investments we made to address the sporadic reimbursement issues encountered in 2022. For fiscal year 2022, Corneal Health net revenues were approximately $68.6 million, representing year-over-year reported growth of 11% versus 2021. U.S Photrexa sales in 2022 were $56.3 million, an increase of 12% compared to 2021. We continue to focus on expanding access for keratoconus patients suffering from this rare disease.

FEBRUARY 22, 2023 6 2023 Revenue Guidance Glaukos expects full year 2023 global consolidated net sales to $290 - $295 million. This guidance attempts to take into consideration: • The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives • Combo-cataract MIGS competition globally • The latest foreign currency exchange spot rates as of our 4Q22 earnings call on February 22, 2023 • Potential modest contributions from iAccess, iPRIME, and iStent infinite (more weighted towards second half) • Incremental co-pay assistance for patients in our Corneal Health franchise domestically • Customer account staffing constraints • COVID-19 headwinds based on the facts and circumstances as they exist today

GLAUKOS

FEBRUARY 22, 2023

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

1. *iStent®* micro-scale surgical devices
2. *iDose®* sustained-release pharmaceuticals
3. *iLution™* transdermal pharmaceuticals
4. *iLink™* bio-activated pharmaceuticals
5. *Retina XR™* bio-erodible sustained-release pharmaceuticals

Glaukos Pipeline Summary

Market	Platform	Product	Indication	U.S. Status
	1 iStent micro-surgical device	iPRIME	Delivery of viscoelastic during ophthalmic surgery	FDA Clearance Received
		iAccess	Manual cutting of TM during ophthalmic surgery	FDA Clearance Received
GLAUCOMA		iStent / iStent inject / iStent inject W	Mild-to-moderate primary open-angle glaucoma in combination with cataract surgery	FDA Approved
		iStent infinite	Glaucoma (failed on prior medical and surgical therapy)	FDA Clearance Received
		iStent infinite	Glaucoma (label expansion)	IDE Planned
		PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS approved US IDE planned
	2 iDose sustained-release pharmaceutical	iDose TR	Ocular Hypertension - Glaucoma	Phase 3 trials completed
		iDose TREX	Ocular Hypertension - Glaucoma	Pre-clinical
		iDose ROCK	Ocular Hypertension - Glaucoma	Pre-clinical
	3 iLution transdermal sustained-release pharmaceutical	GLK-311	Ocular Hypertension - Glaucoma	IND open
CORNEA		GLK-301	Dry Eye Disease	Phase 2
		GLK-302	Presbyopia	Phase 2
			Blepharitis	Pre-clinical
	4 iLink bioactivated pharmaceutical	Photrexa (Epi-off)	Keratoconus	FDA Approved
		Epioxa (Epi-on)	Keratoconus	1st Phase 3 trial completed 2nd Phase 3 confirmatory trial underway
		Third-Generation	Keratoconus	Phase 2
		iVeena	Keratoconus	Phase 1
RETINA	5 Retina XR bio-erodible sustained-release pharmaceutical	GLK-401 (IVT Multi-Kinase Inhibitor)	AMD, DME, RVO	Pre-clinical
		GLK-411 (IVT Triamcinolone)	DME	Pre-clinical

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FEBRUARY 22, 2023 8 Key R&D and Pipeline Updates We are continuing to successfully invest in and advance our fulsome pipeline of core novel platforms, supported by more than $400 million of self-funded investment into our R&D programs since 2018 alone. Recent updates in our pipeline include: ✓ Announced results for iDose TR exchange trial, which included a second administation of iDose TR and removal of the original iDose TR implant, with the second iDose TR demonstrating a favorable safety profile over a 12-month evaluation period (January 2023) o iDose TR pre-submission submission meetings with the U.S. Food and Drug Administstration (FDA) now complete; New Drug Application (NDA) submission targeted in February 2023 ✓ Announced promising topline results from Phase 2a first-in-human clinical trial for GLK-301 (iLution – Dry Eye Disease) (January 2023) o Based on these encouraging observations, we plan to advance GLK-301 into a Phase 2b clinical trial targeted to begin in 2023 ✓ Commenced subject enrollment in second Phase 3 confirmatory pivotal trial for Epioxa™ (Epi-on™) to support Epioxa’s future NDA submission (January 2023) ✓ Completed Phase 2a clinical trial for GLK-302 (iLution – Presbyopia); evaluating data while we also continue to closely monitor the evolving market conditions associated with available presbyopia therapies; initial data analysis expected in 2023 ✓ Continued progress in Phase 2 Corneal Health clinical program for third-generation iLink therapy ✓ PRESERFLO MicroShunt o U.S. Investigation Device Excemption (IDE) application planned o Regulatory activities to seek approval in Latin America underway ✓ Investigation New Drug (IND) is now open for iLution Travoprost (January 2023)

GLAUKOS

FEBRUARY 22, 2023

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP or pro forma basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Fourth quarter 2022 financial performance summary:

Gross Margin (Non-GAAP)	**4Q 2022: 84%** 4Q 2021: 85% YoY Δ: -100bps	• Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting • YoY decrease reflects geographic mix, FX and inflation
SG&A (Non-GAAP)	**4Q 2022: $51.1M** 4Q 2021: $46.7M YoY Δ: +10%	• 10% sequential increase vs $46.4M in 3Q 2022 • YoY and QoQ increases reflect commercial and G&A investments globally and new product launch activities
R&D (Non-GAAP)	**4Q 2022: $35.8M** 4Q 2021: $26.5M YoY Δ: +35%	• 24% sequential increase vs $28.9M in 3Q 2022 • YoY and QoQ increases reflect continued investment in and advancement of R&D programs (primarily *iDose* NDA prep) and clinical trial activities (primarily Epioxa)
SG&A + R&D (Non-GAAP)	**4Q 2022: $87.0M** 4Q 2021: $73.3M YoY Δ: +19%	• 16% sequential increase vs $75.2M in 3Q 2022
Earnings*	<u>**Op Loss (Non-GAAP)**</u> **4Q 2022: ($27.4M)** 4Q 2021: ($11.3M) <u>**Net Loss (Non-GAAP)**</u> **4Q 2022: ($25.1M)** 4Q 2021: ($15.3M) <u>**Diluted EPS (Non-GAAP)**</u> **4Q 2022: ($0.53)** 4Q 2021: ($0.33)	

** Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes. Prior year periods have been adjusted accordingly to account for this change in methodology.*

CapEx	**4Q 2022: $8.2M** 4Q 2021: $9.3M YoY Δ: ($0.9M)	• Capital expenditures remained elevated versus historical levels, a trend expected to continue before moderating to levels more consistent with historical norms over the course of 2023 • 4Q YoY decline primarily due to the substantial completion of new Aliso Viejo, CA facilities, partially offset by investments in our San Clemente, CA and Burlington, MA facilities

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FEBRUARY 22, 2023 10 4Q 2022: ~$360M 3Q 2022: ~$371M QoQ ∆: ($11M) • Operating expenses and elevated capital investments For the full year 2022, global consolidated net sales were $283 million, non-GAAP gross margin was approximately 83.5%, non-GAAP operating expenses were $322.8 million, non-GAAP operating loss was ($86.7) million, non-GAAP net loss was ($103.6) million, and non-GAAP net loss per share was ($2.18). Included in non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP EPS for 2022 is an IPR&D charge of $10.0 million associated with an upfront payment related to the execution of a licensing arrangement, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.21) in 2022. Cash

FEBRUARY 22, 2023 11 Annual Supplement Annual Supplement Provided annually in conjunction with the fourth quarter earnings call

GLAUKOS
FEBRUARY 22, 2023

2022 In Review

2022:
Strong execution, performance and milestone achievement despite headwinds

CORE FRANCHISES
- Global MIGS leadership and execution
- iLink commercial performance and market development
- International growth and scale

NEAR-TERM PIPELINE
- Launched iAccess, iPRIME and iStent infinite
- Positive iDose TR Phase 3 topline data; NDA filing in early 2023

NEW R&D PROGRAMS
- Completed iLution DED and presbyopia Phase 2a trials
- Advanced several pre-clinical R&D programs

GLOBAL OPERATIONS
- New HQ, cornea innovation center and novel hybrid pharma mfg facility
- Expanded infrastructure and systems

2022 was a year of strong execution, performance, and milestone achievement for our company despite reimbursement headwinds associated with our U.S. combo-cataract glaucoma franchise and a challenging macroeconomic environment. We are proud of our teams' ability to advance our key strategic initiatives.

First, we successfully executed in our current core franchises by driving new adoption and deeper penetration globally for our transformative MIGS and *iLink* solutions.

Second, we advanced our near-term pipeline, with the commercial launch of three novel technologies, including *iAccess*, *iPRIME*, and *iStent infinite*. We also advanced our Phase 3 clinical program for *iDose TR* with a positive Phase 3 topline data announcement in September 2022.

Third, we progressed our earlier-stage pipeline programs with the completion of two Phase 2 clinical trials in Dry Eye Disease and presbyopia, along with encouraging R&D progress on preclinical programs such as *iDose TREX* and *iDose ROCK*.

And fourth, we expanded our global operations with new headquarter facilities in Aliso Viejo, CA, a new cornea innovation center in Boston, and a new best-in-class hybrid pharmaceutical manufacturing facility in San Clemente, CA to support *iDose TR* manufacturing plans. At the same time, we continued to also expand our overall infrastructure and optimize systems to support our long-term growth plans.

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GLAUKOS

FEBRUARY 22, 2023

Looking Forward to 2023

2023:
Continued progress to advance our strategy

Expanding Core Offering & Potential

CORE FRANCHISES

- Develop standalone MIGS market
- Combo-cataract execution
- International glaucoma, iLink market-building initiatives take hold

New Pharma Programs on Deck

NEAR-TERM PIPELINE

- Early 2023 iDose NDA submission; YE 2023 approval targeted
- iLution DED Phase 2b clinical trial
- Epioxa Phase 3 confirmatory clinical trial

Next-Gen Innovations Move to Clinic

NEW R&D PROGRAMS

- Multiple IND/IDE filings planned (glaucoma and other programs)
- Commence trials for iLution TR (Ph2a), iStent infinite (label expansion) and Retina XR (1st in humans)

Preparing for Future Growth

GLOBAL OPERATIONS

- Pharma lab buildout for targeted 2024 iDose TR commercialization
- Global talent and expertise

Our achievements in 2022 leave us excited about our prospects and well-positioned for the next phase of our pioneering journey. In 2023, we plan to:

- ✓ Develop the standalone MIGS market through our focused interventional glaucoma strategy, execute within the combo-cataract MIGS franchise through new product offerings, and continue to expand our International Glaucoma and Corneal Health franchises;
- ✓ deliver our near-term pipeline with targeted NDA submissions for *iDose TR* in the first quarter of 2023 and targeted FDA approval decision by end of this year, commencement of *iLution* DED Phase 2b clinical trial, and advancement of the Epioxa Phase 2 confirmatory clinical trial;
- ✓ advance our earlier-stage R&D programs with the trial commencement of *iLution* Travoprost (Ph2a), *iStent infinite* (label expansion), and *Retina XR* (1st in human), along with several planned IND and IDE applications for our next-generation therapies; and
- ✓ continue to grow our global organization and infrastructure to support future growth.

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FEBRUARY 22, 2023 14 Delivering the Portfolio for Long-Term Growth & Value Creation While we execute commercially, we continue to successfully invest in and advance our robust pipeline of novel, promising platform technologies that we believe can significantly expand our addressable markets and leverage our commercial platform to fundamentally transform our company over time. Our Core Strategy 1. BIG IDEAS 2. SIGNIFICANT CLINICAL NEED 3. SPECIALIZED R&D TEAMS 4. EXPERIENCED SALES ORGANIZATION 5. PROVEN MARKET BUILDER 6. EFFICIENT GLOBAL OPERATIONS Designed to drive long-term growth and value creation Our mission is to disrupt conventional treatment paradigms to advance the existing standard of care and enrich the lives and treatment alternatives for patients worldwide suffering from sight-threatening chronic eye diseases. We believe our platforms and product candidates have the ability to generate a robust cadence of new product introductions over the coming years that can generate layers of future growth. MARGINS OUR CURRENT PORTFOLIO Disrupting treatment paradigms with dropless therapies that address important needs 14 disclosed pipeline programs across 5 distinct platforms PRODUCT PATIENT GLAUCOMA iStent / iStent inject / iStent inject W Mild-to-Moderate Glaucoma with Cataract iStent infinite Glaucoma Standalone (failed on prior therapy) CORNEA Photrexa (Epi-off) Keratoconus OTHER SURGICAL iAccess Precision Goniotomy iPRIME Viscodelivery MARGINS PRODUCT PATIENT GLAUCOMA iStent / iStent inject / iStent inject W Mild-to-Moderate Glaucoma with Cataract iStent infinite Glaucoma Standalone (failed on prior therapy) iStent infinite Glaucoma Standalone (label expansion) PreserFlo Advanced-Refractory Glaucoma Standalone iDose TR OHT-Glaucoma Standalone iDose TREX OHT-Glaucoma Standalone iDose ROCK OHT-Glaucoma Standalone iLution Travoprost OHT-Glaucoma CORNEA Photrexa (Epi-off) Keratoconus Epioxa (Epi-on) Keratoconus iLink Third-Generation Keratoconus iVeena Keratoconus iLution Dry Eye Dry Eye iLution Presbyopia Presbyopia iLution Blepharitis Demodex Blepharitis RETINA IVT Multi-Kinase Inhibitor AMD, DME, RVO IVT Triamcinolone DME OTHER SURGICAL iAccess Precision Goniotomy iPRIME Viscodelivery OUR FUTURE PORTFOLIO Disrupting treatment paradigms with dropless therapies that address important needs Advancing existing and currently undisclosed platforms and programs

GLAUKOS
FEBRUARY 22, 2023

As we look forward to potential new product opportunities in the future, we plan to utilize our established best-in-class commercial organization and global direct sales infrastructure to drive scale and sales rep productivity in what we view as a very leverageable global ophthalmic sales channel.


Efficient, scalable global platform supports growth
GLOBAL COMMERCIAL PERSONNEL
2015
2023
65
275+
COUNTRIES WITH DIRECT SALES
2023
17
2014
2
Complemented by distributor and hybrid models in 35 additional countries
NEW STATE-OF-THE-ART HYBRID PHARMACEUTICAL MANUFACTURING FACILITY

Further we believe the strong financial profile and capital position we've built provides a solid foundation that has allowed us to remain on offense when it comes to successfully investing for our future, leaving us well-positioned for the next phase of our pioneering journey as we target clinical, regulatory, and commercial milestones this year and the years ahead.


Attractive financial profile provides solid foundation
NET SALES
(in millions)
$72
2015
$283
2022
20%+
7YR CAGR
SALES MIX
5%
3Q 2015
95%
2022
25%
51%
24%
US Glaucoma
Int'l Glaucoma
Corneal Health
GROSS MARGIN¹
75%
83%
2014
2022
CASH AND EQUIVALENTS²
(in millions)
2015 $104
2022 $360

1 FY2014 GAAP and non-GAAP gross margin (75%); 2022 GAAP gross margin of 76% was adjusted for certain Avedro merger-related accounting and other adjustments - see Appendix for details
2 2015 as of 6/30, 2022 as of 12/31

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GLAUKOS

FEBRUARY 22, 2023

Key Technology Platforms / Products / Product Candidates

Overview

Our platforms embody ambitious, big ideas aimed at addressing large and chronically underserved eye diseases, including for glaucoma, corneal disorders, and retinal diseases. Over the years the number of disclosed pipeline programs associated with these platforms has expanded significantly to 14 entering into 2023.


OUR BIG IDEAS
Develop novel dropless therapies to disrupt legacy topical eye drop therapies plagued by rampant patient non-adherence
Dropless Therapy
iStent
Micro-Scale
iDose
Sustained-Release
GLAUCOMA
RETINA
CORNEA
Retina XR
Bio-Erodible IVT
iLink
Bio-Activated
iLution
Eyelid Delivery
5 distinct platforms generating disruptive, dropless innovations across 3 franchises
$400M
invested in R&D since 2018
Disclosed pipeline programs in 2023 vs. 4 in 2015
14

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GLAUKOS

FEBRUARY 22, 2023

iStent Micro-Scale Surgical Devices


Dropless Therapy
iStent
iDose
GLAUCOMA
Retina XR
iLink
iLution

Our foundational *iStent* micro-surgical device platform primarily involves the insertion of a micro-scale device designed to reduce IOP by restoring the natural aqueous humor outflow pathways for patients suffering from glaucoma. We believe our *iStent* portfolio is the industry's most comprehensive offering of minimally-invasive, tissue-sparing glaucoma solutions, supporting our goal to provide a full range of options to fit surgeons' individual glaucoma treatment algorithms that offer the best short- and long-term benefit-to-risk calculus at every stage of disease progression, from ocular hypertension through refractory disease, and in both combo-cataract and standalone procedures.

20+	250+	1 Million+
Years of iStent clinical experience	Peer-reviewed publications on iStent technology	iStent devices implanted worldwide

We are proud to be the corporate pioneer and global market leader in MIGS, with our family of *iStent* technologies supported by more than 250 peer-reviewed publications, 20 plus years of clinical and commercial experience, and more than one million *iStent* devices implanted worldwide since our inception.

	PRODUCT	PATIENT	STATUS
COMBO-CATARACT	iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	Approved (2012 / 2018 / 2020)
STANDALONE	iStent infinite	Glaucoma (failed on prior medical and surgical therapy)	FDA cleared
STANDALONE	iStent infinite	Glaucoma (label expansion)	IDE planned

Combo-Cataract


iStent
iStent inject
iStent inject W

Today, within the U.S. market, our offering of *iStent* and *iStent inject® W* are FDA-approved for the treatment of mild-to-moderate primary open-angle glaucoma in combination with cataract surgery.

- *iStent* U.S. FDA approved (2012)
- *iStent inject* U.S. FDA approved (2018)
- *iStent inject W* U.S. FDA approved (2020)

These products are also approved and available in various markets internationally. *iStent inject W* represents the majority of revenues in international markets, however we do continue to sell *iStent inject* in

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FEBRUARY 22, 2023 18 markets where iStent inject W is not yet available and the first generation iStent in select markets. Standalone In August 2022, we announced FDA 510(k) clearance for iStent infinite, our novel three-stent injectable system designed to provide foundational, 24/7 IOP control for glaucoma patients uncontrolled by prior medical and surgical therapy. The iStent infinite is a three-stent device designed for use in a standalone procedure to reduce elevated IOP in glaucoma patients uncontrolled by prior medical and surgical therapy. It includes three heparin-coated titanium stents preloaded into an auto-injection system that allows the surgeon to inject stents across a span of up to approximately six clock hours around Schlemm’s canal, the eye’s primary drainage channel. Once in place, the stents are designed to lower IOP by restoring the natural, physiological outflow of aqueous humor. Supported by strong pivotal data highlighting favorable safety and effectiveness, we believe iStent infinite may provide ophthalmic surgeons with a compelling new treatment alternative in a standalone procedure for patients with open-angle glaucoma uncontrolled by prior medical and surgical therapy. ➢ Patients with open-angle glaucoma who have failed prior surgical therapy o 510(k) U.S. FDA clearance (August 2022) o In process working with Medicare Administrative Contractors (MACs) to established positive coverage decisions and associated payment levels for CPT code 0671T (standalone MIGS / iStent infinite) ➢ Patients with earlier-stage standalone glaucoma o IDE planned While the iStent infinite launch remains in its infancy, it represents a significant milestone for our company and the MIGS market as the first-ever micro-invasive implantable device indicated for use as a standalone glaucoma treatment. We believe iStent infinite will spearhead our long-held mission to create a new Interventional Glaucoma marketplace that seeks an alternative treatment paradigm to advance patient care and to halt progression of this chronic sight threatening disease. We are bullish on iStent infinite’s long-term prospects but would caution conservatism as you think about near-term contributions as we navigate the ordinary course process of securing coverage and payment from the various MACs through the first half of this year.

GLAUKOS

FEBRUARY 22, 2023

iDose sustained-release pharmaceuticals


Dropless Therapy
iStent
iDose
GLAUCOMA
iLution

Our *iDose* sustained-release pharmaceutical platform consists of a targeted, minimally-invasive, injectable implant designed to deliver therapeutic levels of medication from within the eye for extended periods of time. Designed to address ubiquitous patient non-adherence and chronic side effects associated with topical medications by providing 24/7, long-duration, robust efficacy with minimal side effects.

PRODUCT	PATIENT	STATUS
iDose TR	OHT-Glaucoma	Phase 3 trials completed
iDose TREX	OHT-Glaucoma	Pre-clinical
iDose ROCK	OHT-Glaucoma	Pre-clinical

iDose TR



iDose TR, which is comprised of travoprost, a well-known prostaglandin analogue, is our first investigational candidate we are advancing leveraging our *iDose* platform technology.

- U.S. FDA NDA study for patients with ocular hypertension or open-angle glaucoma
  - Positive topline Phase 3 outcomes achieved primary efficacy endpoints and demonstrated favorable tolerability and safety profiles (September 2022)
  - Positive exchange trial data announced (January 2023)
  - NDA submission filing imminent (1Q 2023)
  - Targeting potential NDA approval by end of 2023

On September 7, 2022, we announced topline data for both Phase 3 pivotal trials of *iDose TR* that successfully achieved its pre-specified primary efficacy endpoints through 3 months in both Phase 3 trials and demonstrated a favorable tolerability and safety profile through 12 months. Based on the combined efficacy and safety results from both Phase 3 pivotal trials, we are preparing for an imminent NDA submission to the U.S. FDA for the slow-release *iDose TR* model, with an expected FDA review and decision completed by the end of 2023.

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FEBRUARY 22, 2023 20 In 2 pivotal trials, iDose TR fast- and slow-release doses achieved pre-specified primary efficacy endpoints as agreed upon with US FDA (non-inferiority to topical timolol through 3 months) Positive Phase 3 trial results expected to support upcoming NDA submission for slow-release iDose TR IOP Reductions from Baseline (mmHg) 8.5 6.6 7.7 6.5 6.7 8.4 6.8 7.2 Slow-release iDose TR Timolol 0.5% BID IOP REDUCTIONS FROM BASELINE OBSERVED DURING FIRST 3 MONTHS1 • 1,150 subjects randomized across both Phase 3 trials • Mean baseline IOP of ~24 mmHg in each study • ~81% of slow-release iDose TR subjects had open-angle glaucoma; 19% ocular hypertension • 67% of slow-release iDose TR subjects were on at least 1 IOP-lowering medication at screening, including 23% of subjects that were on 2 or more Phase 3 data achieves primary efficacy endpoints 1 mmHg range represents IOP reduction means across the six U.S. FDA pre-specified timepoints of 8AM and 10AM at Day 10, Week 6 and Month 3 ; IDose TR is not approved by the FDA In addition to the Phase 3 pivotal data, we were delighted to more recently announce results for the iDose TR exchange trial, which included a second administration of iDose TR and removal of the original iDose TR implant, with the second iDose TR demonstrating a favorable safety profile over a 12-month evaluation period. Additionally, no subject in the exchange trial exhibited a greater than 30% endothelial cell loss over the extended evaluation period of more than five years on average. We are pleased these data clinically support the safety and tolerability of redosing iDose patients over time and further add to our market-leading body of clinical evidence supporting the best-in-class benefit-to-risk calculus for our micro-invasive technologies over the competitive alternatives. We look forward to including this data set, which will augment the powerful Phase 3 data set, in our upcoming NDA, which we expect to submit to the FDA this month. Alongside our clinical and regulatory • Prospective, multi-center trial to evaluate safety of exchange procedure • Study enrolled 33 subjects previously implanted in iDose TR Phase 2b study • Subject’s study eye underwent surgical exchange with slow-release iDose TR model, with 12-month follow-u p • Average overall extended evaluation period of 5+ years Exchange study’s positive data set to be included in NDA to enable repeat dosing; targeted for FDA submission in Q1 2023 No clinically meaningful changes in corneal endothelial cell counts over 5+ years No patient in the exchange study exhibited adverse event of endothelial cell loss (≥30% loss) over extended evaluation period Exchange trial shows re-administration of iDose TR 0 500 1000 1500 2000 2500 3000 Ph2b Baseline Ph2b 3 Years Re-dosing Baseline (4.2 Years) 2nd Dose 1 Year (5.2 Years) Corneal Endothelial Cell Density (cells/mm2 )

FEBRUARY 22, 2023 21 teams’ tireless NDA preparation work, we are also already well underway with a team of cross functional leaders across our commercial and market access organization advancing the preparation and planning for an iDose TR commercial launch targeted in 2024. Given our development success to date with iDose TR, we continue to invest resources to expand our pharmaceutical development capabilities and develop future iDose solutions. The next-generation iDose extended-release implant, which in a similar size and form factor to the original iDose TR, is designed to provide nearly twice the drug capacity to extend efficacy durations even longer. o Pre-clinical We are also evaluating additional drug classes such as ROCK inhibitors where we have seen encouraging rabbit model data and are establishing prototype implants for lead candidates. o Pre-clinical

GLAUKOS
FEBRUARY 22, 2023

Our Other Novel Complimentary Surgical Ophthalmic Technologies

PRODUCT	PATIENT	STATUS
iAccess	Precision Goniotomy	FDA cleared
iPRIME	Viscodelivery	FDA cleared
PreserFlo	Advanced-Refractory Glaucoma	OUS approved US IDE planned

iAccess Precision Blade

Developed by Glaukos in partnership with ophthalmic surgeons, *iAccess* is a precision blade designed to cut trabecular meshwork tissue, thereby allowing aqueous to flow directly into Schlemm's canal. Goniotomy with *iAccess* is designed to provide the surgeon versatility in surgical technique, allowing the surgeon to determine what is best suited for the patient, whether it be multiple small incisions spanning over several clock hours that preserve up to 95% more anatomy, or an extensive opening to Schlemm's canal.



- Commenced commercial launch activities in the U.S. for *iAccess* in the first quarter of 2022

iPRIME VISCODELIVERY SYSTEM

iPRIME is a novel, truly minimally-invasive viscoelastic delivery system that further supports the needs of physicians and patients by providing the delivery of viscoelastic during ophthalmic surgery. This technology further expands Glaukos' broad portfolio of innovative ophthalmic solutions and is consistent with our longstanding position on the value of minimally-invasive therapies. We believe *iPRIME* will be another important tool that supports the needs of physicians and patients.



- Commenced initial commercial launch activities in the U.S. for *iPRIME* late in the second quarter of 2022

PRESERFLO MICROSHUNT

The *PRESERFLO MicroShunt* is an ab-externo, surgical glaucoma implant designed to reduce IOP in patients with primary open-angle glaucoma whose IOP is not controlled when using maximum tolerated glaucoma medications or where glaucoma progression warrants surgery. Made of a proprietary, biocompatible material called SIBS poly(styrene-block-isobutylene-block-styrene), the *PRESERFLO MicroShunt* is a flexible, 8.5-mm-long tube with planar fins to help fixate the device in the tissue through a micro-incision and prevent leakage and migration.



- OUS approved and launched in Australia and Canada
- Regulatory activities to seek approval in Latin American underway
- U.S. IDE planned in 2023

22

GLAUKOS
FEBRUARY 22, 2023

iLink Bio-Activated Pharmaceuticals


Dropless Therapy
iStent
iDose
CORNEA
iLink
Retina XR
iLution

Our *iLink* bio-activated pharmaceutical platform consists of novel single-use drug formulations that are bio-activated by our proprietary systems through the delivery of ultraviolet light to the cornea to induce a biochemical reaction called corneal cross-linking designed to strengthen, stabilize, and reshape the cornea.

PRODUCT/ PROGRAM	PATIENT	STATUS
Photrexa (Epi-off)	Keratoconus	Approved (2016)
Epioxa (Epi-on)	Keratoconus	1st Phase 3 trial completed; 2nd Phase 3 confirmatory trial underway
iLink Third-Generation	Keratoconus	Phase 2
iVeena	Keratoconus	Phase 1

Even though keratoconus is a serious sight-threatening disease and the leading cause of full thickness corneal transplants in the U.S., we believe it remains vastly undertreated. This undertreatment is due primarily to under-diagnosis and the historical lack of an effective solution.

In order to maximize the availability of this important Photrexa therapy for patients, we have made substantial investments and executed upon a number of strategies designed to expand our commercial organization, lower the barriers for adoption by practices, increase awareness of keratoconus across the optometric and ophthalmic community, streamline the referral patterns, and train corneal health professionals on our *iLink* procedure.

Photrexa (*Epi-off*™)

iLink™
CROSS-LINKING PROCEDURE



Our first-generation *iLink* therapy, known as *iLink Epi-off*, uses a novel drug formulation called Photrexa for the treatment of keratoconus, a sight-threatening degenerative disease in which the cornea progressively thins and weakens leading to vision loss.

- FDA approved
- Only therapy proven to slow or halt progression of keratoconus
- Without effective treatment, 1 in 5 progressive keratoconus patients may require corneal transplant[1]
- 200+ peer-reviewed publications
- Excellent efficacy and safety profile, extensive clinical evidence and long-term (10-year) follow-up
- Product-specific J-Code; favorable reimbursement for 97%+ of commercial lives covered

[1] *Pramanik S, Musch DC, Sutphin JE, Farjo AA. Extended long-term outcomes of penetrating keratoplasty for keratoconus. Ophthalmology. 2006;113(9):1633-1638; Maharana PK, Agarwal K, Jhanji V, Vajpayee RB. Deep anterior lamellar keratoplasty for keratoconus: a review. Eye Contact Lens. 2014;40(6):382-389*

23

FEBRUARY 22, 2023 24 Epioxa (Epi-on) Looking ahead, we are advancing our next-generation iLink therapy, known as Epi-on, which utilizes a proprietary, novel drug formulation called Epioxa, stronger UVA irradiation protocol, and the ability to deliver increased levels of supplemental oxygen. o 1 st Phase 3 clinical trial positive results met predefined endpoints (February 2021) o Commenced 2 nd Phase 3 confirmatory clinical trial (January 2023) o Targeting enrollment completion for 2 nd Phase 3 confirmatory trial by YE 2023 o Designed to reduce treatment time and complexity, improving patient comfort and recovery time In January 2023, based on feedback received from the FDA during our pre-NDA meeting, we commenced subject enrollment in a second Phase 3 confirmatory pivotal trial for Epioxa (Epi-on), our next-generation corneal cross-linking therapy for the treatment of keratoconus. We plan to randomize approximately 290 subjects in this trial and are targeting enrollment completion by the end of 2023. As a reminder, the FDA has confirmed our first Phase 3 pivotal trial for Epioxa, which met the pre-specified primary efficacy endpoint, would be adequate to support the submission and review of an eventual NDA, in conjunction with this second trial. As we continue to advance its clinical plans for Epioxa, we remain well-positioned to serve keratoconus patients with our first-generation corneal cross-linking therapy, Photrexa, or Epi-off, which remains the only FDA-approved treatment shown to slow and halt the progression of keratoconus. As we do with all of our platforms, we continue to drive subsequent generations of future innovation, and have an active Phase 2 clinical program ongoing for a third-generation iLink therapy. iLink third-generation Third-generation iLink therapy o Phase 2 clinical program ongoing o Designed to customize the therapeutic capabilities and streamline the patient experience o Consists of two separate multi-center, randomized, controlled trials designed to evaluate the safety and efficacy of patient-specific, customized versus non-customized treatment patterns for corneal cross-linking and a new investigational laser-based bio-activation system, respectively iVeena During the second quarter of 2022, we entered into an exclusive licensing agreement with iVeena Delivery Systems, Inc. under which iVeena granted Glaukos a global exclusive license to iVeena’s proprietary technologies, including certain chemical compositions for the treatment of keratoconus.

FEBRUARY 22, 2023 25 o IVMED-80 is iVeena’s lead investigational candidate, a proprietary non-surgical, non-invasive, disease modifying intervention with FDA orphan designation that upregulates lysyl oxidase (LOX) and induces corneal crosslinking pharmacologically o This is a very early-stage program (Phase 1) and is complementary to our iLink platform o This licensing agreement demonstrates our ongoing commitment to this category and in providing treatment and access to care for keratoconus patients

GLAUKOS FEBRUARY 22, 2023

iLution transdermal pharmaceuticals


Dropless Therapy
iStent
iDose
GLAUCOMA
CORNEA
RETINA
iLink
iLution
Retina XR

Our *iLution* transdermal pharmaceutical platform, which consists of patented cream-based drug formulations, are applied to the outer surface of the eyelid for dropless transdermal delivery of pharmaceutically active compounds for the treatment of eye disorders.



Proprietary cream-based formulation applied to outer skin surface of the upper eyelids

We believe *iLution's* differentiated delivery approach on the eyelid may offer significant advantages over traditional topical delivery, including the potential for easier administration, faster onset of action, and fewer side effects, such as reduced preservative induced corneal and conjunctival sequalae, all of which can help contribute to better compliance and improved patient outcomes.

PRODUCT/ PROGRAM	PATIENT	STATUS
iLution Dry Eye	Dry Eye	Phase 2
iLution Presbyopia	Presbyopia	Phase 2
iLution Blepharitis	Demodex Blepharitis	Pre-clinical
iLution Travoprost	OHT - Glaucoma	IND open

GLK-301: Dry Eye

GLK-301 is a sterile ophthalmic topical cream to be applied to the eyelids for the treatment of signs and symptoms of Dry Eye Disease. The cream formulation acts as a depot allowing pilocarpine to be delivered through the dermis of the eyelid to the eye.

- First investigational drug candidate utilizing our *iLution* platform
- API: Pilocarpine
- Phase 2a first-time-in-human results show promise to progress to Phase 2b trial planned in 2023

In January 2023, we announced promising initial results from the first-in-human Phase 2a clinical trial for GLK-301, our *iLution* Dry Eye Disease program. Topline Phase 2a outcomes for GLK-301 demonstrated improvement in the quality of tear film with corresponding improvement in quality of vision. Based on these encouraging observations, we are planning to commence a Phase 2b trial for GLK-301 later this year.

26

FEBRUARY 22, 2023 27 -8.5 -8.2 Trial demonstrated favorable safety and tolerability • 98% of patients completed the trial • No ocular adverse events occurring at incidence of 5% or greater Improvement in the quality of tear film (tear break-up time sign) with corresponding improvement in quality of vision (reduction in blurred vision symptom) was observed The topline trial outcome provides promising early read-out on potentially differentiated efficacy of iLution dropless therapy for dry eye disease iLution Dry Eye (GLK-301) Phase 2a Trial: 218 dry eye patients were studied for 28 days with additional 14- day safety follow-up ~55 patients/arm in each of the 3 doses of GLK-301 vs placebo GLK-301 Phase 2a first-time-in-human results show promise to progress to 2023 Phase 2b trial GLK-301A Placebo 43% 22% TEAR BREAK-UP TIME, PERCENT CHANGE FROM BASELINE AT DAY 28 GLK-301A Placebo BLURRED VISION IMPROVEMENT IN VAS CHANGE FROM BASELINE AT DAY 28 27 19 © 2023 Glaukos Corporation 26 GLK-302: Presbyopia GLK-302 is a sterile ophthalmic topical cream to be applied to the eyelid for the treatment of presbyopia. The cream formulation acts as a depot allowing pilocarpine to be delivered through the dermis of the eyelid to the eye. o Second investigational drug candidate utilizing our iLution platform o API: Pilocarpine o Phase 2a complete; evaluating Phase 2a data while we continue to closely monitor the evolving market conditions associated with available presbyopia therapies GLK-311: Travoprost GLK-311 is our preclinical program investigating pharmaceutical compounds that are designed for the treatment of anterior segment diseases, such as glaucoma. o IND is now open; planned trial to commence in 2023 o API: Travoprost Blepharitis iLution Blepharitis is our preclinical program investigating pharmaceutical compounds that are designed to target the eradication of Demodex mites, which are the root cause of Demodex blepharitis and often associated with meibomian gland dysfunction and related ophthalmic diseases. o Pre-clinical

FEBRUARY 22, 2023 28 o Demodex mites are the most common ectoparasite found on human skin o Demodex mites are the root cause of Demodex blepharitis and are often associated with meibomian gland dysfunction, a leading cause of dry eye disease, along with several other related ophthalmic diseases

GLAUKOS
FEBRUARY 22, 2023

Retina XR bio-erodible sustained-release pharmaceuticals


Dropless Therapy
iStent
iDose
Retina XR
iLution

Our bio-erodible sustained release pharmaceutical platform, known as *Retina XR*, is designed to treat retinal diseases, the largest market in ophthalmology today estimated to generate $13 billion in worldwide sales and expected to grow nearly 10% annually through 2023. In the U.S., retinal disease affects approximately 28 million people; AMD and diabetic eye disease make up approximately 89% of this patient population (per Market Scope).


28
Million People
89%
AMD & Diabetic Eye Disease

PRODUCT/ PROGRAM	PATIENT	STATUS
IVT Multi-Kinase Inhibitor	AMD, DME, RVO	Pre-clinical
IVT Triamcinolone	DME	Pre-clinical

GLK-401: IVT Multi-Kinase Inhibitor

GLK-401 is a bio-erodible sustained release implant targeting age-related macular degeneration (AMD), diabetic macular edema (DME), and retinal vein occlusion (RVO).

- o Pre-clinical development
- o API: Multi-Kinase Inhibitor

GLK-411: Triamcinolone

GLK-411 is a bio-erodible sustained release implant targeting DME.

- o Pre-clinical development
- o API: Triamcinolone

The goal of these pre-clinical programs is to provide retinal specialists and their patients with novel sustained pharmaceutical treatment options that offer a meaningfully longer duration-of-effect than the current standard of care dominated by short-lasting biological injections that often impose tremendous treatment burdens on patients because of the high-frequency of required treatments. We are aiming to advance at least one of these programs into first-in-human clinical trials over the next 12 months.

29

FEBRUARY 22, 2023 30 Our Retina XR multi-kinase inhibitor candidate has demonstrated 20+ months of vascular leakage prevention in rabbit models of AMD. -8.5 -8.2 Retina XR: Data supports expedited first-time-in-human trial in 2023 20+ months of vascular leakage prevention in rabbit model of AMD IVT multi-kinase inhibitor continues to demonstrate robust and durable effect in vivo 0 5 10 15 20 25 30 35 40 0 100 200 300 400 500 600 700 Vascular Leakage Score Days Placebo Implant 2 MKI Implants 1 MKI Implant

FEBRUARY 22, 2023 31 Annual Supplement Additional Information

FEBRUARY 22, 2023 32 Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, iStent infinite, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which was filed with the SEC on November 4, 2022, and will also be included in our Annual Report on Form 10-K for the year ended December 31, 2022, which we expect to file on or before March 1, 2023. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these

FEBRUARY 22, 2023 33 forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. Statement Regarding Use of Non-GAAP Financial Measures To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure. In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

FEBRUARY 22, 2023 34 GAAP Income Statement Three Months Ended Year Ended December 31, December 31, 2022 2021 2022 2021 Net sales $ 71,227 $ 73,240 $ 282,862 $ 294,011 Cost of sales 17,222 16,865 68,979 66,627 Gross profit 54,005 56,375 213,883 227,384 Operating expenses: Selling, general and administrative 51,927 47,566 192,925 179,257 Research and development 35,812 26,678 123,271 100,999 In-process research and development - - 10,000 10,000 Litigation-related settlement - - (30,000) (30,000) Total operating expenses 87,739 74,244 296,196 260,256 Loss from operations (33,734) (17,869) (82,313) (32,872) Non-operating income (expense): Interest income 960 272 2,375 1,288 Interest expense (3,409) (3,424) (13,720) (13,372) Other income (expense), net 5,021 (1,214) (4,771) (4,311) Total non-operating income (expense) 2,572 (4,366) (16,116) (16,395) Loss before taxes (31,162) (22,235) (98,429) (49,267) Income tax provision (benefit) 298 (363) 766 326 Net loss $ (31,460) $ (21,872) $ (99,195) $ (49,593) Basic and diluted net loss per share $ (0.66) $ (0.47) $ (2.09) $ (1.07) Weighted average shares outstanding used to compute basic and diluted net loss per share 47,738 46,922 47,444 46,423 GLAUKOS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (unaudited)

FEBRUARY 22, 2023 35 GAAP Balance Sheet GLAUKOS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except par values) December 31, December 31, 2022 2021 (unaudited) Assets Current assets: Cash and cash equivalents $ 119,525 $ 100,708 Short-term investments 233,170 313,343 Accounts receivable, net 36,073 33,438 Inventory 37,841 23,011 Prepaid expenses and other current assets 17,250 15,626 Total current assets 443,859 486,126 Restricted cash 7,078 9,416 Property and equipment, net 94,403 68,969 Operating lease right-of-use asset 25,826 28,142 Finance lease right-of-use asset 46,601 49,022 Intangible assets, net 307,869 332,781 Goodwill 66,134 66,134 Deposits and other assets 10,613 9,108 Total assets $ 1,002,383 $ 1,049,698 Liabilities and stockholders' equity Current liabilities: Accounts payable $ 14,403 $ 7,333 Accrued liabilities 57,956 56,027 Total current liabilities 72,359 63,360 Convertible senior notes 281,400 280,026 Operating lease liability 28,905 29,650 Finance lease liability 72,172 72,699 Deferred tax liability, net 7,264 7,318 Other liabilities 10,278 9,494 Total liabilities 472,378 462,547 Stockholders' equity: Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and December 31, 2021 - - Common stock, $0.001 par value; 150,000 shares authorized; 47,782 and 46,993 shares issued and 47,754 and 46,965 shares outstanding at December 31, 2022 and December 31, 2021, respectively 48 47 Additional paid-in capital 997,470 952,432 Accumulated other comprehensive (loss) income (2,975) 15 Accumulated deficit (464,406) (365,211) Less treasury stock (28 shares as of December 31, 2022 and December 31, 2021) (132) (132) Total stockholders' equity 530,005 587,151 Total liabilities and stockholders' equity $ 1,002,383 $ 1,049,698

GLAUKOS
FEBRUARY 22, 2023

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts and percentage data)
(unaudited)

	Q4 2022			Q4 2021		
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of sales	**$ 17,222**	$ (5,533) (a)	$ 11,689	**$ 16,865**	$ (5,562) (a)	$ 11,303
Gross Margin	**75.8%**	7.8%	83.6%	**77.0%**	7.6%	84.6%
Operating expenses:						
Selling, general and administrative	**$ 51,927**	$ (782) (b)	$ 51,145	**$ 47,566**	$ (862) (b)(d)	$ 46,704
Research and development	**$ 35,812**	$ -	$ 35,812	**$ 26,678**	$ (130) (c)	$ 26,548
Loss from operations	**$ (33,734)**	$ 6,315	$ (27,419)	**$ (17,869)**	$ 6,554	$ (11,315)
Net loss	**$ (31,460)**	$ 6,315 (e)	$ (25,145)	**$ (21,872)**	$ 6,554 (e)	$ (15,318)
Basic and diluted net loss per share	**$ (0.66)**	$ 0.13	$ (0.53)	**$ (0.47)**	$ 0.14	$ (0.33)

(a) Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.5 million in Q4 2022 and $5.6 million in Q4 2021.

(b) Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.8 million in Q4 2022 and $0.9 million in Q4 2021.

(c) Stock-based compensation expense related to replacement awards from the acquisition of Avedro.

(d) Expenses related to the Company's patent infringement litigation and related matters of ($0.1) million in Q4 2021.

(e) Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2022 and 2021.

Note: Beginning in the second quarter of 2022, we are no longer excluding certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes in response to and in accordance with the Securities and Exchange Commission's latest industry correspondence on this matter. We have conformed all prior period amounts included herein to this new presentation.

36

GLAUKOS
FEBRUARY 22, 2023

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts and percentage data)
(unaudited)

	Full Year 2022			Full Year 2021		
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of sales	**$ 68,979**	$ (22,166) (a)	$ 46,813	**$ 66,627**	$ (22,455) (a)	$ 44,172
Gross Margin	**75.6%**	7.9%	83.5%	**77.3%**	7.7%	85.0%
Operating expenses:						
Selling, general and administrative	**$ 192,925**	$ (3,315) (b)	$ 189,610	**$ 179,257**	$ (7,025) (b)(e)	$ 172,232
Research and development	**$ 123,271**	$ (127) (c)	$ 123,144	**$ 100,999**	$ (556) (c)	$ 100,443
Litigation-related settlement	**$ (30,000)**	$ 30,000 (d)	$ -	**$ (30,000)**	$ 30,000 (d)	$ -
Loss from operations	**$ (82,313)**	$ (4,392)	$ (86,705)	**$ (32,872)**	$ 36	$ (32,836)
Net loss	**$ (99,195)**	$ (4,392) (f)	$ (103,587)	**$ (49,593)**	$ 36 (f)	$ (49,557)
Basic and diluted net loss per share	**$ (2.09)**	$ (0.09)	$ (2.18)	**$ (1.07)**	$ 0.00	$ (1.07)

(a) Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $22.2 million in 2022 and $22.5 million in 2021.

(b) Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $3.3 million in 2022 and $4.1 million in 2021.

(c) Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million in 2022 and $0.6 million in 2021.

(d) Settlement proceeds received related to the Company's patent infringement litigation.

(e) Expenses related to the Company's patent infringement litigation and related matters of $2.9 million in 2021.

(f) Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2022 and 2021.

Note: Beginning in the second quarter of 2022, we are no longer excluding certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes in response to and in accordance with the Securities and Exchange Commission's latest industry correspondence on this matter. We have conformed all prior period amounts included herein to this new presentation.

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GLAUKOS

FEBRUARY 22, 2023

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)									
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change		
	4Q 2022	4Q 2021	3Q 2022	Reported	Operations *(1)*	Currency *(2)*	Reported	Operations *(1)*	Currency *(2)*
International Glaucoma	$ 17,530	$ 15,861	$ 16,532	10.5%	23.7%	(13.2%)	6.0%	7.1%	(1.1%)
Total Net Sales	$ 71,227	$ 73,240	$ 71,269	(2.7%)	0.1%	(2.8%)	(0.1%)	0.1%	(0.2%)

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period's average foreign exchange rates

Reported Sales vs. Prior Periods (in thousands)					
			Year-over-Year Percent Change		
	2022	2021	Reported	Operations *(1)*	Currency *(2)*
International Glaucoma	$ 69,577	$ 61,181	13.7%	23.3%	(9.6%)
Total Net Sales	$ 282,862	$ 294,011	(3.8%)	(1.8%)	(2.0%)

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period's average foreign exchange rates

For Non-GAAP disclosures associated with the company's quarterly results in the fourth quarter of 2021, please see reconciliation here.

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